Exhibit 10.8

confidential

Approved by the Board of Directors on February 29, 2012

AMENDMENT TO

THE TALBOTS, INC. 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN,

AS AMENDED THROUGH FEBRUARY 28, 2008

The Talbots, Inc. 2003 Executive Stock Based Incentive Plan (the “Plan”) is hereby amended effective as of February 29, 2012, as follows:

The first four sentences of Section 15(b) of the Plan are hereby deleted in their entirety and replaced with the following:

“Except as otherwise provided by the Committee and in a New Award Agreement, upon a Change in Control Event, (i) restrictions on Restricted Stock Awards shall lapse, (ii) Stock Options and Stock Appreciation Rights shall become immediately exercisable and fully vested, and (iii) payment shall be made with respect to a Performance Award based on the assumption that the performance achievement specified in the Award would have been attained by the end of the performance cycle. With respect to all other Awards, the effect of a Change in Control Event thereon shall be as determined from time to time by the Committee. For purposes of this Section 15(b), “New Award Agreement” means an agreement evidencing an Award granted or issued under the Plan with an effective date on or after February 29, 2012.”

confidential